NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Reports earnings per share of $0.31 for quarter
Reaffirms guidance for 2012 of $2.35 - $2.50 per fully diluted share
Announced a quarterly dividend of $0.37 per share, payable September 30, 2012

SIOUX FALLS, S.D. - July 24, 2012 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2012. Net income was $11.4 million, or $0.31 per fully diluted share, for the quarter ended June 30, 2012, compared with net income of $11.0 million, or $0.30 per fully diluted share, for the quarter ended June 30, 2011.

Income before income taxes for the quarter ended June 30, 2012 improved by $3.5 million, from $10.5 million to $14.0 million, compared with the quarter ended June 30, 2011. However, income tax expense for the three months ended June 30, 2012 was $2.6 million, as compared with an income tax benefit of $0.5 million in the same period of 2011.

“Our quarterly earnings of $.31/ share approximated our expectations,” said Bob Rowe, President and CEO.  “We continue to focus on investments to serve our customers, while working with our employees to control costs.  This has allowed us to maintain our financial results despite an unseasonably mild spring in our service territories,” added Rowe.

Highlights for second quarter of 2012

•	Entered into an Equity Distribution Agreement with UBS Securities LLC. Under this agreement we sold 687,285 shares of common stock at an average price of $35.40 per share; and

•	Priced $90 million of First Mortgage Bonds at 4.15% and $60 million of First Mortgage Bonds at 4.30%, which are expected to be issued in August 2012.

Summary Financial Results

The following table reconciles the primary changes from 2011 to 2012:

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

	Three Months Ended			Six Months Ended
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
	Income	Income(1)	Diluted	Income	Income(1)	Diluted

2011 reported	$10.5	$11.0	$0.30	$52.2	$43.5	$1.19

Gross Margin
Demand-side management (DSM) lost revenues	4.5	2.8	0.08	4.5	2.8	0.08
DGGS	0.5	0.3	0.01	5.0	3.1	0.08
Montana property tax tracker	2.3	1.4	0.04	1.0	0.6	0.02
Transmission capacity	1.1	0.7	0.02	1.3	0.8	0.02
South Dakota natural gas rate increase	0.4	0.2	0.01	1.0	0.6	0.02
Operating expenses recovered in trackers	0.2	0.1	—	—	—	—
Gas production	—	—	—	(0.8)	(0.5)	(0.01)
Electric retail volumes	—	—	—	(4.2)	(2.6)	(0.07)
Natural gas retail volumes	(2.4)	(1.5)	(0.04)	(6.0)	(3.7)	(0.10)
Other	0.2	0.1	—	(0.5)	(0.3)	(0.01)
Subtotal - Gross Margin	6.8	4.1	0.12	1.3	0.8	0.03
OG&A Expense
Operating and maintenance	0.6	0.4	0.01	2.4	1.5	0.04
Bad debt expense	1.3	0.8	0.02	1.2	0.7	0.02
Plant operator costs	0.5	0.3	0.01	0.6	0.4	0.01
Operating expenses recovered in energy supply trackers	(0.2)	(0.1)	—	—	—	—
Other	0.2	0.1	—	—	—	—
Subtotal - OG&A Expense	2.4	1.5	0.04	4.2	2.6	0.07
Other
Depreciation expense	(1.3)	(0.8)	(0.02)	(2.5)	(1.5)	(0.04)
Property and other taxes	(5.3)	(3.3)	(0.09)	(3.7)	(2.3)	(0.06)
Interest Expense	1.0	0.6	0.02	2.1	1.3	0.04
Other Income	0.1	0.1	—	0.3	0.2	0.01
Items related to income tax
Flow-through repairs deductions		0.6	0.02		2.2	0.06
Flow-through of state bonus depreciation deduction		(0.2)	—		(1.4)	(0.04)
Recognition of state net operating loss benefit/valuation allowance release		(1.6)	(0.04)		(2.4)	(0.07)
State income tax and other, net		(0.8)	(0.02)		0.3	0.01
All other, net	(0.2)	0.1	(0.02)	0.2	0.1	(0.01)

Total EPS impact of above items			0.01			—

2012 reported	$14.0	$11.4	$0.31	$54.1	$43.5	$1.19

(1) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q212.pdf

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

Significant Drivers

Gross Margin

Consolidated gross margin for the second quarter of 2012 was $148.2 million compared with $141.4 million for same period of 2011. The increase in gross margin includes the following:

•	An increase in demand side management ("DSM") lost revenues recovered through our electric supply tracker related to our DSM efficiency programs (DSM lost revenues described further below);

•	An increase in Montana property taxes included in a tracker as compared to the same period in 2011;

•	An increase in transmission capacity revenues due to higher demand to transmit energy for others across our lines;

•	Higher Dave Gates Generating Station ("DGGS") related revenues;

•	An increase in South Dakota natural gas rates; and

•	Higher revenues for operating expenses recovered in trackers, primarily related to customer efficiency programs and environmental remediation costs;

•	These increases were partly offset by a decrease in natural gas retail volumes due primarily to warmer spring weather.

DSM lost revenues - Base rates, including impacts of past DSM activities, are reset in general rate case filings. As time passes between rate cases, more energy saving measures (primarily more efficient residential and commercial lighting) are implemented, causing an increase in DSM lost revenues. During the second quarter of 2012, we recognized approximately $6.6 million of DSM lost revenues as compared with approximately $2.1 million during the second quarter of 2011. The 2012 amount includes $3.3 million in DSM lost revenues for the July 2010 through June 2011 tracker period, which we recognized as revenue when we received MPSC approval in April 2012.

Consolidated gross margin for the six months ended June 30, 2012 was $318.9 million compared with $317.6 million for same period of 2011.

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $67.1 million for the quarter ended June 30, 2012 as compared with $69.5 million during the same period of 2011. The decrease in operating, general and administrative expenses was primarily due to lower bad debt expense based on higher collections from customers, a timing related decrease in proactive line maintenance and tree trimming as more time was spent on capital projects as compared with the same period in 2011, and lower plant operator costs at Colstrip Unit 4. These decreases were partly offset by higher operating expenses primarily related to costs incurred for customer efficiency programs and environmental remediation costs, which are recovered from customers through trackers and have no impact on operating income.

Consolidated operating, general and administrative expenses were $132.7 million for the six months ended June 30, 2012 as compared with $136.9 million during the same period of 2011.

Property and Other Taxes

Consolidated property and other taxes were $25.9 million for the quarter ended June 30, 2012 as compared with $20.6 million during the same period of 2011. This increase was due primarily to

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

higher assessed property valuations in Montana and plant additions. The higher assessed property valuations are primarily due to a lower capitalization rate used by the Montana Department of Revenue.

Consolidated property and other taxes were $49.6 million for six months ended June 30, 2012 as compared with $45.9 million during the same period of 2011.

Interest Expense

Consolidated interest expense was $15.9 million for the quarter ended June 30, 2012 as compared with $16.9 million during the same period of 2011. This decrease was primarily due to lower interest rates on debt outstanding and higher capitalization of AFUDC.

Consolidated interest expense was $31.9 million for the six months ended June 30, 2012 as compared with $34.0 million during the same period of 2011.

Income Tax Expense

Consolidated income tax expense in the second quarter of 2012 was $2.6 million as compared with $0.5 million income tax benefit in same period of 2011. The effective tax rate for the three months ended June 30, 2012 was 18.3% as compared with (4.9)% for the same period of 2011. The increase in income tax expense for the second quarter of 2012 was primarily due to higher taxable income and the absence of a benefit during the second quarter of 2011 which released $1.6 million in state net operating loss (NOL) carryforward reserves. The effective tax rate differs from the federal statutory tax rate of 35.0% primarily due to repairs and state tax bonus depreciation deductions.

Consolidated income tax expense for the six months ended June 30, 2012 was $10.6 million as compared with $8.7 million in same period of 2011. The effective tax rate for the six months ended June 30, 2012 was 19.6% as compared with 16.6% for the same period of 2011.

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	(in millions)
	2012	2011	2012	2011
Income Before Income Taxes	$14,003	$10,454	$54,058	$52,207

Income tax calculated at 35% federal statutory rate	(4,901)	(3,659)	(18,920)	(18,272)

Permanent or flow through adjustments:
Flow-through repairs deductions	2,168	1,520	7,739	5,502
Flow-through of state bonus depreciation deduction	512	679	1,883	3,282
Recognition of state NOL benefit/valuation allowance release	—	1,555	—	2,402
State income tax and other, net	(344)	421	(1,279)	(1,576)
	$2,336	$4,175	$8,343	$9,610

Income tax expense	$(2,565)	$516	$(10,577)	$(8,662)

Regulated Operations

In the regulated operations for the three months ended June 30, 2012, electric net income improved $2.7 million, due primarily to an increase in DSM lost revenues recovered through our electric supply tracker, higher property taxes included in the tracker, and an increase in transmission revenues due to higher demand to transmit energy for others; offset by higher property and other tax expense and higher depreciation expense. Natural gas net income declined $1.1 million, due primarily to a decrease in gross margins caused by warmer spring weather in our service territories and higher property taxes, offset in part by a reduction in interest expense and operating, general and other expenses.

For the six months ended June 30, 2012, in the regulated operations, electric net income improved $3.1 million, and natural gas net income declined $1.8 million.

Liquidity and Capital Resources

As of June 30, 2012, cash and cash equivalents were $8.1 million compared with $5.9 million at December 31, 2011. The Company had $162.0 million available from its revolving credit facility at June 30, 2012, compared with $130.1 million at December 31, 2011.

Dividend Declaration

NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.37 per share, payable September 30, 2012, to common shareholders of record as of September 15, 2012.

Update on DGGS Outage

As previously reported, DGGS was shut down on January 31, 2012 after problems were discovered in the power turbines of two of the generation units. Similar problems were subsequently found in the third unit. There are two power turbines per unit, and as of June 30, 2012 five of the six turbines have been

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

returned to service using a combination of the original turbines after servicing by their supplier Pratt & Whitney Power Systems (PWPS) and turbines on loan from PWPS. Between February and April 2012, we acquired regulation service from third parties, which resulted in incremental costs of approximately $1.4 million, as compared to fully operating DGGS. As of May 1, 2012, we had eliminated our contracted replacement services and are no longer incurring incremental costs. We believe the incremental contracted costs for regulation service should be recoverable from customers through our normal course of business; however, there can be no assurance that the MPSC and/or FERC will allow us full recovery of such costs.

2012 Earnings Outlook

NorthWestern reaffirms its earnings for 2012 to be $2.35 - $2.50 per fully diluted share.

Basic assumptions include the following expectations:

•	A consolidated income tax rate of approximately 16% - 18% of pre-tax income;

•	No scheduled maintenance at Colstrip Unit 4 and Big Stone Plants;

•	DGGS outage costs fully recovered;

•	That we have no impairment on the $23.5 million in preliminary survey and investigative costs related to our proposed Mountain States Transmission Intertie (MSTI) transmission project;

•	Fully diluted average shares outstanding of 37.1 million for 2012; and

•	Normal weather in the Company's electric and natural gas service territories for the remainder of 2012.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 pm Eastern Time to review its financial results for the quarter and six months ended June 30, 2012.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on July 24, 2012, through August 23, 2012, at (888) 203-1112 access code 3759413.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 668,300 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2012 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
we have capitalized approximately $23.5 million in preliminary survey and investigative costs related to our proposed MSTI transmission project. If we abandon our efforts to pursue MSTI we may have to write-off all or a portion these costs, which could have a material effect on our results of operations;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

This press release includes financial information prepared in accordance with GAAP, as well as another financial measure, Gross Margin, that is considered a “non-GAAP financial measure.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Our Gross Margin measure may not be comparable to other companies' Gross Margin measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Electric	196,176	186,789	403,231	395,411
Gas	48,101	64,692	149,847	193,904
Other	326	325	625	751
Total Revenues	244,603	251,806	553,703	590,066
Operating Expenses
Cost of sales	96,427	110,407	234,823	272,478
Operating, general and administrative	67,096	69,539	132,669	136,922
Property and other taxes	25,934	20,550	49,599	45,946
Depreciation	26,426	25,066	52,859	50,381
Total Operating Expenses	215,883	225,562	469,950	505,727
Operating Income	28,720	26,244	83,753	84,339
Interest Expense, net	(15,893)	(16,896)	(31,855)	(34,043)
Other Income	1,176	1,106	2,160	1,911
Income Before Income Taxes	14,003	10,454	54,058	52,207
Income Tax (Expense) Benefit	(2,565)	516	(10,577)	(8,662)
Net Income	11,438	10,970	43,481	43,545
Other comprehensive (loss) income, net of tax:
Reclassification of net gains on derivative instruments	(191)	(297)	(374)	(594)
Postretirement medical liability adjustment	—	—	205	—
Foreign currency translation	46	18	(1)	69
Total Other Comprehensive Loss	(145)	(279)	(170)	(525)
Comprehensive Income	11,293	10,691	43,311	43,020
Average Common Shares Outstanding	36,635	36,258	36,482	36,250
Basic Earnings per Average Common Share	$0.31	$0.30	$1.19	$1.20
Diluted Earnings per Average Common Share	$0.31	$0.30	$1.19	$1.19
Dividends Declared per Average Common Share	$0.37	$0.36	$0.74	$0.72

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	June 30, 2012	December 31, 2011

ASSETS
Current Assets	233,607	290,199
Property, Plant, and Equipment, Net	2,266,196	2,213,267
Goodwill	355,128	355,128
Regulatory Assets	320,860	308,804
Other Noncurrent Assets	48,298	43,040
Total Assets	3,224,089	3,210,438
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	1,561	5,162
Commercial Paper	129,968	166,934
Current Liabilities	263,162	303,858
Long-term Capital Leases	32,395	32,918
Long-term Debt	905,061	905,049
Noncurrent Regulatory Liabilities	270,219	265,987
Deferred Income Taxes	321,408	282,406
Other Noncurrent Liabilities	399,113	389,012
Total Liabilities	2,322,887	2,351,326
Total Shareholders' Equity	901,202	859,112
Total Liabilities and Shareholders' Equity	3,224,089	3,210,438

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2012	2011
Operating Activities
Net income	43,481	43,545
Non-cash items	79,791	77,237
Changes in operating assets and liabilities	21,795	42,678
Cash Provided by Operating Activities	145,067	163,460

Cash Used in Investing Activities	(97,663)	(71,648)

Cash Used In Financing Activities	(45,227)	(93,506)

Net Increase (Decrease) in Cash and Cash Equivalents	2,177	(1,694)
Cash and Cash Equivalents, beginning of period	5,928	6,234
Cash and Cash Equivalents, end of period	8,105	4,540

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Three Months Ended June 30,
(Unaudited)

	Results
	2012	2011	Change	% Change

Retail revenue	$166.7	$166.9	$(0.2)	(0.1)%
Transmission	11.0	9.9	1.1	11.1%
Wholesale	0.7	0.8	(0.1)	(12.5)%
Regulatory amortization and other	17.8	9.2	8.6	93.5%
Total Revenues	$196.2	$186.8	$9.4	5.0%
Total Cost of Sales	78.1	76.9	1.2	1.6%
Gross Margin	$118.1	$109.9	$8.2	7.5%

	Revenue		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011

Retail Electric
Montana	52,681	53,662	491	503	273,840	272,328
South Dakota	10,060	10,305	106	119	48,883	48,611
Residential	62,741	63,967	597	622	322,723	320,939
Montana	71,197	71,789	756	747	61,948	61,465
South Dakota	16,328	15,363	217	213	12,160	11,971
Commercial	87,525	87,152	973	960	74,108	73,436
Industrial	8,537	9,579	682	704	74	72
Other	7,871	6,238	51	34	5,977	5,610
Total Retail Electric	166,674	166,936	2,303	2,320	402,882	400,057
Total Wholesale Electric	733	820	43	42	—	—

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	1,205	1,510	1,321	20% warmer	34% warmer
South Dakota	893	1,572	1,497	43% warmer	127% warmer

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Six Months Ended June 30,
(Unaudited)

	Results
	2012	2011	Change	% Change

Retail revenue	$358.6	$363.1	$(4.5)	(1.2)%
Transmission	22.1	20.8	1.3	6.3%
Wholesale	1.6	1.2	0.4	33.3%
Regulatory amortization and other	20.9	10.3	10.6	102.9%
Total Revenues	$403.2	$395.4	$7.8	2.0%
Total Cost of Sales	161.1	161.4	(0.3)	(0.2)%
Gross Margin	$242.1	$234.0	$8.1	3.5%

	Revenue		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011

Retail Electric
Montana	124,818	129,325	1,162	1,233	274,003	272,426
South Dakota	23,046	23,698	266	298	48,861	48,658
Residential	147,864	153,023	1,428	1,531	322,864	321,084
Montana	146,893	148,922	1,549	1,567	61,980	61,462
South Dakota	33,244	31,672	453	452	12,057	11,880
Commercial	180,137	180,594	2,002	2,019	74,037	73,342
Industrial	18,174	18,762	1,411	1,396	73	72
Other	12,452	10,758	75	58	5,243	5,116
Total Retail Electric	358,627	363,137	4,916	5,004	402,217	399,614
Total Wholesale Electric	1,602	1,129	96	73	—	—

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	4,244	5,000	4,640	15% warmer	9% warmer
South Dakota	4,310	6,141	5,600	30% warmer	23% warmer

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Three Months Ended June 30,
(Unaudited)

	Results
	2012	2011	Change	% Change

Retail revenue	$34.5	$54.7	$(20.2)	(36.9)%
Wholesale and other	13.6	10.0	3.6	36.0%
Total Revenues	48.1	64.7	(16.6)	(25.7)%
Total Cost of Sales	18.3	33.5	(15.2)	(45.4)%
Gross Margin	$29.8	$31.2	$(1.4)	(4.5)%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011

Retail Gas
Montana	16,415	24,302	1,915	2,455	159,539	158,851
South Dakota	3,327	5,565	341	613	37,727	37,223
Nebraska	2,926	4,882	287	500	36,420	36,452
Residential	22,668	34,749	2,543	3,568	233,686	232,526
Montana	8,187	12,085	965	1,227	22,380	22,267
South Dakota	1,873	3,978	323	577	5,950	5,954
Nebraska	1,480	3,465	263	566	4,556	4,567
Commercial	11,540	19,528	1,551	2,370	32,886	32,788
Industrial	136	228	16	24	274	278
Other	178	231	24	28	150	145
Total Retail Gas	34,522	54,736	4,134	5,990	266,996	265,737

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	1,205	1,510	1,321	20% warmer	9% warmer
South Dakota	893	1,572	1,497	43% warmer	40% warmer
Nebraska	635	1,225	1,228	48% warmer	48% warmer

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Six Months Ended June 30,
(Unaudited)

	Results
	2012	2011	Change	% Change

Retail revenue	$130.1	$175.8	$(45.7)	(26.0)%
Wholesale and other	19.8	18.1	1.7	9.4%
Total Revenues	149.9	193.9	(44.0)	(22.7)%
Total Cost of Sales	73.7	111.1	(37.4)	(33.7)%
Gross Margin	$76.2	$82.8	$(6.6)	(8.0)%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011

Retail Gas
Montana	58,254	75,402	6,898	8,093	159,712	158,940
South Dakota	13,690	18,871	1,597	2,212	37,913	37,467
Nebraska	12,347	16,367	1,429	1,882	36,669	36,700
Residential	84,291	110,640	9,924	12,187	234,294	233,107
Montana	29,238	38,523	3,489	4,142	22,403	22,270
South Dakota	8,526	13,280	1,373	1,909	5,976	5,954
Nebraska	6,894	11,708	1,092	1,853	4,598	4,602
Commercial	44,658	63,511	5,954	7,904	32,977	32,826
Industrial	579	920	70	102	276	280
Other	573	680	77	86	150	145
Total Retail Gas	130,101	175,751	16,025	20,279	267,697	266,358

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	4,244	5,000	4,640	15% warmer	9% warmer
South Dakota	4,310	6,141	4,600	30% warmer	23% warmer
Nebraska	3,584	4,798	4,638	25% warmer	23% warmer

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

NORTHWESTERN CORPORATION
SECOND QUARTER SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
June 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$196,176	$48,101	$326	$—	$244,603
Cost of sales	78,109	18,318	—	—	96,427
Gross margin	118,067	29,783	326	—	148,176
Operating, general and administrative	47,685	18,657	754	—	67,096
Property and other taxes	19,469	6,463	2	—	25,934
Depreciation	21,565	4,853	8	—	26,426
Operating income (loss)	29,348	(190)	(438)	—	28,720
Interest expense	(13,409)	(2,230)	(254)	—	(15,893)
Other income	801	349	26	—	1,176
Income tax (expense) benefit	(5,910)	1,010	2,335	—	(2,565)
Net income (loss)	$10,830	$(1,061)	$1,669	$—	$11,438
Total assets	$2,268,913	$943,471	$11,705	$—	$3,224,089
Capital expenditures	$44,712	$5,993	$—	$—	$50,705

Three Months Ended
June 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$186,789	$64,692	$325	$—	$251,806
Cost of sales	76,925	33,482	—	—	110,407
Gross margin	109,864	31,210	325	—	141,399
Operating, general and administrative	49,374	19,224	941	—	69,539
Property and other taxes	15,302	5,246	2	—	20,550
Depreciation	20,386	4,671	9	—	25,066
Operating income (loss)	24,802	2,069	(627)	—	26,244
Interest expense	(13,689)	(2,729)	(478)	—	(16,896)
Other income	724	355	27	—	1,106
Income tax (expense) benefit	(3,670)	326	3,860	—	516
Net income	$8,167	$21	$2,782	$—	$10,970
Total assets	$2,116,854	$877,235	$12,901	$—	$3,006,990
Capital expenditures	$28,756	$5,521	$—	$—	$34,277

NorthWestern Reports Second Quarter 2012 Financial Results
July 24, 2012

Six Months Ended
June 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$403,231	$149,847	$625	$—	$553,703
Cost of sales	161,088	73,735	—	—	234,823
Gross margin	242,143	76,112	625	—	318,880
Operating, general and administrative	93,042	37,945	1,682	—	132,669
Property and other taxes	37,007	12,587	5	—	49,599
Depreciation	43,134	9,709	16	—	52,859
Operating income (loss)	68,960	15,871	(1,078)	—	83,753
Interest expense	(27,076)	(4,297)	(482)	—	(31,855)
Other income	1,413	694	53	—	2,160
Income tax (expense) benefit	(9,084)	(2,580)	1,087	—	(10,577)
Net income	$34,213	$9,688	$(420)	$—	$43,481
Total assets	$2,268,913	$943,471	$11,705	$—	$3,224,089
Capital expenditures	$84,791	$13,021	$—	$—	$97,812

Six Months Ended
June 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$395,411	$193,904	$751	$—	$590,066
Cost of sales	161,371	111,107	—	—	272,478
Gross margin	234,040	82,797	751	—	317,588
Operating, general and administrative	94,660	40,672	1,590	—	136,922
Property and other taxes	34,043	11,898	5	—	45,946
Depreciation	40,740	9,624	17	—	50,381
Operating income (loss)	64,597	20,603	(861)	—	84,339
Interest expense	(27,216)	(5,394)	(1,433)	—	(34,043)
Other income	1,339	519	53	—	1,911
Income tax (expense) benefit	(7,591)	(4,244)	3,173	—	(8,662)
Net income	$31,129	$11,484	$932	$—	$43,545
Total assets	$2,116,854	$877,235	$12,901	$—	$3,006,990
Capital expenditures	$54,850	$17,007	$—	$—	$71,857